                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 26, 2004
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                              Armor Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                        0-18863               59-3392443
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)

1400 Marsh Landing Parkway, Jacksonville, Florida                   32250
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    (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (904) 741-5400
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

OFFERING OF $300 MILLION 2.00% SENIOR SUBORDINATED CONVERTIBLE NOTES

         On March 23, 2004, Armor Holdings, Inc., a Delaware corporation (the
"Company"), filed, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3
(Registration No. 333-113834) which, as amended, was declared effective on June
9, 2004 (the "Registration Statement"). On October 27, 2004, the Company filed, pursuant to Rule 424(b)(5) under the Securities Act, a prospectus supplement, dated October 26, 2004, to the prospectus, dated May 27, 2004, forming a part of the Registration Statement, which prospectus supplement related to the offering of $300,000,000 aggregate principal amount of the Company's 2.00% Senior
Subordinated Convertible Notes due November 1, 2024 (the "Notes").

         The Notes will mature on November 1, 2024 unless earlier converted, redeemed or repurchased. The Notes will be guaranteed, jointly and severally, by certain subsidiaries of the Company named in the Underwriting Agreement (as defined herein). The Notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

         The Notes will bear interest at a rate of 2.00% per year, payable semiannually in arrears on November 1 and May 1 of each year, beginning on May
1, 2005 and ending on November 1, 2011. The Notes will be subject to accretion of the principal amount beginning on November 1, 2011 at a rate that provides holders with an aggregate annual yield to maturity of 2.00% (computed on a semiannual bond equivalent yield basis). The Notes will bear contingent interest during any six-month period beginning November 1, 2011 if the average trading price of the Notes for the applicable five trading day reference period equals or exceeds 120% of the accreted principal amount of the notes. The amount of contingent interest payable per Note will be equal to 0.15% of the average trading price of a note for the applicable five trading day reference period.

         The Notes will be convertible, at the holder's option, initially at a conversion rate of 18.5151 shares of the Company's common stock, par value $.01 per share ("Common Stock"), per $1,000 principal amount of Notes, which is the equivalent conversion price of approximately $54.01 per share, subject to adjustment. Upon conversion, the Company will satisfy its conversion obligation with respect to the accreted principal amount of the Notes to be converted in cash, with any remaining conversion amount to be satisfied with shares of Common
Stock.

         Holders of Notes may require the Company to repurchase their Notes for cash on November 1, 2011, 2014 and 2019 at 100% of the accreted principal amount of the Notes, plus accrued and unpaid interest, if any. Beginning on November 1,
2011, the Company may redeem any of the Notes for cash at 100% of their accreted principal amount, plus accrued and unpaid interest, if any.

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         Upon certain fundamental changes, the Company has the option to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring or surviving company. If the Company does not utilize this option upon a fundamental change, or if it does not apply, then holders of Notes will have the option either to require the Company to repurchase their Notes at a repurchase price equal to 100% of the accreted principal amount, plus accrued and unpaid interest, if any, or to convert their
Notes at a conversion rate subject to upward adjustment based on the price of the Common Stock at the time of conversion.

         The Notes will be senior subordinated, unsecured obligations of the
Company and will be guaranteed by certain subsidiaries of the Company (the
"Subsidiary Guarantors"). The Notes will be subordinated in right of payment to all existing senior indebtedness of the Company, including the indebtedness under the Company's existing credit facility, and to all future senior indebtedness of the Company. The Notes will rank equal in right of payment with the Company's existing and future senior subordinated and unsecured obligations, including the Company's 8 1/4% Senior Subordinated Notes due 2013. Also, in the
Indenture (as defined herein) the Company will covenant not to issue additional unsecured indebtedness that ranks senior in right of payment to the Notes
(including any unsecured senior indebtedness of any Subsidiary Guarantor that ranks senior in right of payment to that Subsidiary Guarantor's guarantee of the
Notes) in an aggregate principal amount equal to or greater than five percent of the aggregate outstanding principal amount of the Notes at any time of determination, but the Indenture will not otherwise limit the amount of additional indebtedness, including senior secured indebtedness, that the Company or its subsidiaries can create, incur, assume or guarantee in the future.

         Each subsidiary guarantee will be a general, unsecured obligation of the Subsidiary Guarantor making such guarantee, will be subordinated in right of payment to all existing and future senior indebtedness of such Subsidiary
Guarantor, and will rank equal in right of payment with any future senior subordinated indebtedness of such Subsidiary Guarantor.

         The Notes were offered and sold pursuant to an Underwriting Agreement, dated October 26, 2004, among the Company, the underwriters named in Schedule I thereto (the "Underwriters") and the Subsidiary Guarantors, and are being issued pursuant to an Indenture, dated as of October 29, 2004, between the Company and
Wachovia Bank, National Association, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of October 29, 2004, between the
Company, the Subsidiary Guarantors and the Trustee (collectively, the
"Indenture"). Pursuant to the Underwriting Agreement, the Underwriters have an option to buy up to an additional $45,000,000 of Notes from the Company, which option expires twelve days after the Closing Date (as defined herein).

         The offer, sale and issuance of the Notes were completed on October 29,
2004 (the "Closing Date"). The Notes were offered and sold at an initial public offering price of 99.00% per Note. After payment of the underwriting discount, the proceeds to the Company, before expenses, were $292,500,000. Copies of the
Underwriting Agreement, Indenture and First Supplemental Indenture are attached to this report as Exhibits 1.1, 4.1 and 4.2, respectively, and

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are incorporated herein by reference as though fully set forth herein. The foregoing summary descriptions of the Notes and the offering contemplated by the
Underwriting Agreement are not intended to be complete and are qualified in their entirety by the complete texts of the Indenture, the First Supplemental
Indenture (to which the form of Notes is attached and which incorporates the terms of the subsidiary guarantees) and the Underwriting Agreement.

         This Current Report is also being filed for the purpose of filing exhibits to the Registration Statement relating to the underwritten public offering, and Exhibits 1.1, 4.1, 4.2, 5.1 and 23.1 are hereby incorporated in the Registration Statement by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet  Arrangement of a Registrant

         The information included in Item 1.01 of this Report is incorporated into this Item 2.03 by reference as though set forth fully herein.

Item 8.01     Other Events

OFFERING OF $300 MILLION 2.00% SENIOR SUBORDINATED CONVERTIBLE NOTES

         On October 25, 2004, the Company issued a press release relating to its intention to offer and sell the Notes. A copy of the press release is attached to this report as Exhibit 99.1. On October 26, 2004, the Company issued a press release relating to the execution of the Underwriting Agreement and the pricing of the Notes. A copy of the press release is attached to this report as Exhibit
99.2.

AMENDMENT TO CREDIT AGREEMENT

         In connection with the proposed issuance of the Notes, on October 19,
2004, the Company entered into the Third Amendment (the "Third Amendment") to the Credit Agreement dated as of August 12, 2003 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the
Company, as borrower, the lenders from time to time party thereto, Bank of
America, N.A, as Administrative Agent, Wachovia Bank, National Association, as
Syndication Agent, and Keybank National Associations, as Documentation Agent.
The Third Amendment effects, among other things, the following changes to the
Credit Agreement:

    o    the issuance of equity securities in connection with the conversion of the Notes is exempt from the requirement in the Credit Agreement that the Company make mandatory prepayments of committed loans with the proceeds from equity offerings;

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    o    an exception to the limitation on indebtedness covenant in the Credit
         Agreement has been added to permit the issuance of the Notes;

    o    an exception to the limitation on guarantee obligations in the Credit
         Agreement has been added to permit the Subsidiary Guarantees to be made; and

    o    the purchase, defeasance, payment or prepayment of the Notes is permitted.

The foregoing summary description of the Third Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Third
Amendment. A copy of the Third Amendment is attached to this report as Exhibit
10.1 and is incorporated herein by reference as though fully set forth herein.

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Item 9.01.    Financial Statements and Exhibits

              (c) Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit       Description

1.1           Underwriting Agreement, dated as of October 26, 2004, by and between the Company and the underwriters listed on Schedule I thereto.

4.1           Indenture, dated as of October 29, 2004, by and between the
              Company and Wachovia Bank, National Association, as trustee.

4.2           First Supplemental Indenture, dated as of October 29, 2004, by and among the Company, the subsidiary guarantors named therein, and
              Wachovia Bank, National Association, as trustee, together with the form of Note attached thereto and which incorporates the terms of the subsidiary guarantees.

5.1           Opinion of Kane Kessler, P.C. regarding the validity of the Notes.

10.1          Third Amendment to Credit Agreement, dated as of October 19, 2004, by and among the Company, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wachovia
              Bank, National Association, as Syndication Agent, and Keybank
              National Association, as Documentation Agent.

23.1          Consent of Kane Kessler, P.C. (included as part of Exhibit 5.1).

99.1          Press Release, dated October 25, 2004.

99.2          Press Release, dated October 26, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2004

                                       ARMOR HOLDINGS, INC.

                                       By: /s/ Philip A. Baratelli
                                          --------------------------------------
                                          Name:  Philip A. Baratelli
                                          Title: Corporate Controller, Treasurer
                                                 and Secretary

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